Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129522) of Neurogen Corporation of our report dated June 26, 2007 relating to the financial statements of the Neurogen Corporation 401(k) Retirement Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Hartford, Connecticut
June 27, 2007